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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


SUBSIDIARY NAME                  JURISDICTION OF ORGANIZATION
---------------                  ----------------------------

Curis Securities Corp.           Massachusetts

Curis Newco, Ltd.                Bermuda